Exhibit 10.1

CLOSING DOCUMENT AND FACTORING GUIDELINES

With regard to our factoring agreement all documents have been completed, signed and approved. CATALYST FINANCE, L.P (Catalyst) is in receipt of this documentation and the following check list and guidelines will help establish an orderly transition into your factoring activities.

Copies of the following documents have been presented to Rilene Burgess on May 1, 2014.

CLOSING DOCUMENT AND FACTORING GUIDELINES

PURCHASE AND SALE AGREEMENT

CORPORATE RESOLUTIONS

PERSONAL GUARANTIES

BILL OF SALE

REPURCHASE AGREEMENT

SPECIAL POWER OF ATTORNEY

SCHEDULE A (copy only)

UCC-1 (and UCC-3 if applicable)

When invoices and/or claims are submitted to Catalyst they should be accompanied by a completed and properly executed Schedule A.

Payments for all invoices and/or claims are to be mailed to P.O. Box 3586, Houston, Texas 77253. In the event that a factored payment is made to you, it is imperative that Catalyst is notified and the payment be forwarded immediately to Catalyst.

To insure a continuing and satisfying relationship, it is important that Catalyst receives quarterly financial statements from your company on a timely basis. At times Catalyst may ask for monthly financial reporting which should not be a problem as to your willingness and capability.

Prior to closing these procedures have been fully explained and understood, and copies of the aforementioned documents have been received.

/s/ Rilene Burgess	5/1/2014

Rilene Burgess	May 1, 2014

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PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made by and between Catalyst Finance, L.P. (Catalyst) whose address is 1136 N. Kirkwood Rd., Houston, Texas 77043 and International Plant Services, L.L.C. whose address is 1602 Old Underwood Road, La Porte, Texas 77511.

RECITALS

WHEREAS, Catalyst is engaged in the business of purchasing accounts receivable, claims and other rights to payment from persons or firms selling goods or rendering services to others, and Seller desires from time to time to sell accounts receivable and other rights to Catalyst pursuant to the terms of this Agreement

DEFINITIONS

"Account Debtor "shall mean the party or parties obligated to pay a Receivable.

"Agreement" shall mean this Purchase and Sale Agreement, together with the Schedules attached hereto.

"Collateral" shall mean the items set forth in Section 8(a)-8(g) of this Agreement.

"Dispute" shall mean any dispute, deduction, claim, offset, defense or counterclaim of any kind asserted by an Account Debtor and pertaining to a Receivable or the goods or services giving rise thereto.

"Legal Holiday" shall mean any day on which national banks doing business in the State of Texas are closed for regular business.

"Purchase Price" shall have the meaning as defined in Section 6 of this Agreement.

"Receivables" shall mean the accounts receivable, claims and other forms of rights to payment described on Schedule A attached hereto or as set forth on a supplemental Schedule A to be attached in the future and signed by Catalyst and Seller.

"Reserve Account" shall have the meaning as defined in Section 7 of this Agreement.

"Reserve Payment Worksheet" shall have the meaning as defined forth in Section 12 of this Agreement.

"Repurchase Agreement" shall mean the agreement between:Catalyst and Seller providing for Seller's repurchase of certain Receivables after 90 days.

"Seller" shall mean the entity or individual executing this Agreement as the "Seller" on the signature page hereof and its affiliates, assigns, subsidiaries, predecessors, successors, designated entities, and related companies.

"Catalyst" shall mean Catalyst Finance, L.P., a Texas Limited Partnership "UCC" shall mean the Texas Uniform Commercial Code

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AGREEMENT

For and consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Catalyst and Seller hereby agree as follows:

1.          Purchase and Sale of Accounts Receivable, Claims and other Rights. Seller hereby sells, assigns, transfers, conveys and delivers to Catalyst, as an outright conveyance and not as a security interest, and Catalyst hereby purchases and accepts delivery from Seller, all rights, title and interests of Seller in the Receivables and other forms of rights to payment described on Schedule A attached hereto and made a part hereof. Seller represents and warrants that true and correct copies of the invoices and/or claims for the Receivables are attached to Schedule A. Future purchases and sales of accounts receivable and other rights will be based on the completion and execution of additional schedules in form similar to Schedule A. Upon execution by both Catalyst and Seller of such a schedule, the accounts receivable described therein shall become Receivables subject in all respects to the terms of this Agreement.

2.          Returned Receivables. Seller has herein represented and warranted to Catalyst that all Receivables are free and clear of any Disputes. Seller hereby acknowledges that Catalyst would not purchase any Receivable if Catalyst had knowledge that the same was subject to a Dispute. Seller agrees that should Seller or Catalyst discover that any Receivables are subject to a Dispute, Catalyst shall have the right to return such Receivables to Seller in accordance with this Section 2 and other applicable Sections of the Agreement. Seller must immediately notify Catalyst of any Disputed Accounts upon receipt of its knowledge thereof. Upon Catalyst's election to return and charge-back a Receivable subject to a Dispute, Seller shall pay to Catalyst the face amount of the invoice less any payments previously received on such, invoice by Catalyst or, upon return, Catalyst may, at its option, take any one or more of the following actions: (a) charge the Reserve Account for such amount, (b) subtract such amount from the Purchase Price for the next Receivable sold by Seller to Catalyst, or (c) otherwise invoice Seller for such amount, with such invoice being payable upon receipt. Upon payment to Catalyst of such amount, Catalyst shall assign, transfer, convey and deliver such Receivable to Seller without recourse. Returned Receivables that are not subject to the terms of the Repurchase Agreement shall be charged a discount fee in accordance to the rates defined in Section 6 of the Purchase and Sale Agreement.

3.          Transfer of Related Interests. In addition to the Receivables, Seller hereby sells, assigns, transfers, conveys and delivers to Catalyst and all other rights, title and interests (but not obligations) now or hereafter existing in connection with the Receivables, including, but not limited to, liens, security interests and guarantees securing payment of the Receivables, Seller's interest in returned goods arising with respect to the Receivables, and all other rights and remedies of Seller related to the Receivables such as rights of stoppage in transit, replevin, reclamation and lawsuits to collect the Receivables. If any Receivable is ever represented by a promissory note or other written evidence of obligation, Seller shall endorse and deliver the same to Catalyst and take any other action requested by Catalyst to effectuate such transfer.

4.          Further Assurances. Seller agrees to execute and deliver to Catalyst such notices of assignment and other documents as Catalyst may reasonably request from time to time to further document the sale and assignment of Receivables hereunder.

5.          Terms - Seller's Customers. Except as may otherwise be agreed to from time to time, the terms of all Receivables shall be as follows: Net 30 Days. Seller shall not vary the terms of sale, terms of payment, or location of payment set forth in the invoice and/or claim relating to any Receivable without Catalyst's prior written consent, it being understood that any Receivable is the property of Catalyst.

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6.          Purchase Price; Discounts. The Purchase Price (herein so called) for the Receivables shall be the gross amount of the invoice or claim, including any miscellaneous charges such as sales taxes, delivery charges, and installation charges, less any early payment or special discounts offered to Seller's customers as previously disclosed to Catalyst. Catalyst shall deduct from the Purchase Price a discount equal to 15% from invoices from which prompt payment can be expected. When invoice payments are received, Catalyst will remit a rebate as follows. If Catalyst receives payment of an invoice within 15 days of the purchase thereof, a rebate of 14.30% will be remitted to Seller; If Catalyst receives payment of an invoice within 30 days of the purchase date thereof, a rebate of 13.60% will be remitted to Seller; if. Catalyst receives payment of an invoice within 45 days of the purchase date thereof, a rebate of 12.90% will be remitted to Seller, if Catalyst receives payment of an invoice within 60 days of the purchase date thereof, a rebate of 12.20% will be remitted to Seller, if Catalyst receives payment of an invoice within 75 days of the purchase date thereof, a rebate of 11.50% will be remitted to Seller; if Catalyst receives payment of an invoice within 90 days of the purchase date thereof, a rebate of 10.80% will be remitted to Seller and if Catalyst receives payment of an invoice after 90 days of the purchase date thereof, a rebate of 10.00% will be remitted to Seller only after execution by Seller and Catalyst of a Schedule covering such Receivable. Notwithstanding the term above, a minimum discount fee of $15.00 will be retained by Catalyst from the rebate on each invoice.

7.          Payments on Accounts Purchased; Reserve Account. Pursuant to the discount set forth in Section 6 hereof, Catalyst shall always deduct from the Purchase Price of each Receivable an amount equal to 15% of the gross amount of the Receivable, to be placed in a Reserve Account (herein so called) under the exclusive control of Catalyst. The balance in the Reserve Account shall at all times be maintained in a minimum amount equal to no less than 15% of the aggregate gross amount of all Receivables outstanding at any particular time, and the 15% deduction from the Purchase Price described in the immediately preceding sentence may be increased as necessary to maintain such minimum balance. Upon preparation of the Reserve Payment Worksheet (as such term is defined in Section 12 hereof), Catalyst shall release to Seller amounts, if any, in the Reserve Account in excess of the balance required pursuant to this Section 7. The Reserve Account shall accrue no interest.

8.          Offset; Security Interest. Catalyst is authorized to offset and charge against the Reserve Account any amount for which. Seller may become obligated to Catalyst at any time under this Agreement or otherwise. In addition to such right of offset and for the purpose of securing Catalyst in the payment of any and all sums of money that may become due and owing to Catalyst from Seller, Seller hereby grants a first priority lien and security interest to Catalyst in all of the following, now owned or hereafter acquired by Seller:

(a)	All accounts receivable, claims, contract rights, notes, drafts, acceptances and general intangibles as they relate to such accounts owned by Seller, whether liquidated or unliquidated.

(b)	The balance of any deposit accounts, reserve accounts, credit balances or other reserves of any kind maintained by Seller with or by Catalyst for the benefit of Seller.

(c)	All present and future accounts receivable, general intangibles, chattel paper, documents, instruments, cash and non-cash proceeds, monies, deposit accounts, income, benefits, judgments, claims, rights to payment, law suits and other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against any other person or entity with respect to, all or any part of the Collateral.

(d)	The Reserve Account.

(e)	All present and future security for the payment to Seller of any of the Collateral and goods, which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby.

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(f)	Proceeds and products of any of the foregoing, in any form for secured party.

(g)	All furniture, fixtures, inventory and equipment now owned and hereafter acquired.

Terms used in clauses (a) through (g) above have the meanings as defined in the UCC. Catalyst shall have all the rights and remedies provided under the UCC. In the event a Receivable is charged-back as provided in Section 2 hereof, such account shall then constitute Collateral and be then subject to a new security interest in favor of Catalyst. Seller agrees to execute financing statements from to time to time to perfect Catalyst's security interest in the Collateral.

9.          Verification and Collection of Accounts. Seller hereby authorizes Catalyst to contact any Account Debtors at any time for purposes of verification or collection of Receivables. Seller shall cooperate with Catalyst to the maximum extent possible to provide information necessary for Catalyst to accomplish verification or collection of any Receivable. Seller shall provide the original invoice and any necessary copies required by Account Debtor and one copy to Catalyst ready for mailing with the required postage to the Account. Debtor. All invoices shall direct that payment be made to a post office box owned and controlled by Catalyst, to be provided by Catalyst. If requested by Catalyst, Seller agrees to furnish evidence of shipment of the related merchandise, performance of services rendered and a written assignment and bill of sale of such Receivable, all in a form satisfactory to Catalyst, including the original purchase order from the Account Debtor. If requested by Catalyst, all invoices for Receivables shall plainly state on their faces in language acceptable to Catalyst that the amount payable thereunder have been sold to and are payable directly to Catalyst. Catalyst is hereby authorized, irrevocably as long as any Receivable remains uncollected, to open, cash, endorse and otherwise collect all checks and other forms of payment tendered in payment for each Receivable, in the name of and as attorney-in-fact for Seller in the event that such payment is not made payable to Catalyst. This power of attorney is irrevocable and coupled with an interest. If payment is made to Seller under any circumstances, such payment shall be held in trust by Seller for Catalyst and shall not be negotiated or commingled in any way with any of Seller's funds. Seller shall, within 24 hours after receipt, deliver any such payments to Catalyst in the original form as received by Seller. In the event the form of such payment is made payable to Seller, Seller shall endorse such instrument to the order of Catalyst and deliver to Catalyst. Seller agrees to furnish Catalyst, upon request, any and all papers, documents or records of whatever nature related directly or indirectly, to any Receivables.

If payment Is made to Seller under any circumstances, such payment shall be held in trust by Seller for Catalyst and shall not be negotiated or commingled In any way with any of Seller's funds. Seller agrees to deliver, within 24 hours after receipt the following business day, any such payments to Catalyst in their original form as received by Seller. In the event the form of such payment is made payable to Seller, Seller shall endorse such instrument to the order of Catalyst and deliver to Catalyst. Seller agrees that, should Seller fail to deliver to Catalyst any such payments on factored Invoices in their original form, a discount fee of 15% of the invoice amount shall be paid to Catalyst by Seller.

10.         Collection by Catalyst. Catalyst is authorized, but not obligated, to collect, sue for and give releases for all moneys or other items of value due on all Receivables. Catalyst is hereby specifically authorized to endorse all checks, drafts or other forms for trade acceptances tendered in payment of Receivables and made payable to Seller, Seller hereby waives notice on nonpayment of any Receivables as well as all other notices, demands or presentations for payment hereunder, and Seller expressly agrees that Catalyst may extend or renew from time to time the payment of any Receivable without notice to or consent by Seller. In the event it becomes necessary for Catalyst to employ an attorney and incur other expenses to collect any Receivable or to enforce any of the terms of this Agreement by reason of a breach or default by Seller, Seller agrees to pay to Catalyst an amount equal to all attorneys' fees, expenses and costs incurred by Catalyst. In the event any merchandise represented by a Receivable shall be returned to or repossessed by the Seller, such merchandise shall be held by the Seller in trust for Catalyst, separate and apart from the Seller's own property, and subject to Catalyst's directions and control. With respect to any returned or repossessed merchandise, Seller shall, at its sole cost and expense, (a) provide proper storage therefore, (b) maintain adequate insurance coverage thereon, (c) prepare the same for sale, (d) defend title thereto, (e) take any other action necessary for the protection thereof, (f) pay freight and related shipping costs, and (g) be responsible for any other costs or expenses incurred in connection with the foregoing, including, without limitation, attorneys' fees. Prior to collection action, Catalyst, may, at its option, provide Seller the option of substituting a new Invoice(s) for any invoice(s) in which a collection action is being considered. Catalyst shall allow Seller three (3) working days to substitute a new invoice(s) for the invoice(s) in question. This allowance may be expressed verbally or may be evidenced in writing with reference given to the invoice(s) considered for collection.

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11.         Representations and Warranties of Seller. Seller hereby represents warrants and guarantees to Catalyst that the information contained in the application previously submitted by Seller, Seller's financial statements and any other materials previously submitted in connection herewith is true, correct and complete in all respects; that all federal, state and local tax returns and payments of any kind due or owing have been filed or paid, and no part of the purchase price for any Receivable shall be used to pay any wage or salary unless appropriate withholdings have been deposited; that assignment of each Receivable will thereby vest in Catalyst's absolute ownership of, each Receivable free from any liens, claims or equities of third parties; that Seller is the sole owner of and has good, free and unencumbered title to each Receivable; that execution and performance of this Agreement has been fully authorized by all necessary actions; that no assignment, pledge, security interest or encumbrance exists with respect to any Receivable; that each Receivable is based upon a bona fide sale of goods or services, or represents a completed delivery or completed furnishing of property or services in fulfillment of all the terms and provisions of a fully executed and un-expired contract with the Account Debtor and is a valid and enforceable obligation of the Account Debtor; that each Account Debtor has accepted goods or services covered by the applicable Receivable; that each applicable Receivable has not been paid in whole or in part, is outstanding in the amounts reflected in Schedule A and is not and will not be subject to any dispute or claim as to price, quality, quantity, physical condition, workmanship, delay in shipment, set off, counterclaim or other defense and that no product or service was provided on a guaranteed-sale basis or buy-back agreement, and the Account Debtor has not and will not claim any defense of any kind or character or object for any reason whatsoever against payment of such Receivable; that Seller's office and the location where all books and records pertaining to each Receivable are kept are at the address shown below for notice to Seller; and no Receivable is subject to a Dispute. Seller further represents and warrants that Seller is solvent, properly licensed and authorized to operate the business under the trade name represented within the meaning of any and all applicable federal, state of local laws; that no petition in bankruptcy has been filed by or against Seller nor has Seller filed any petition seeking an arrangement of its debts or for any other relief under the Bankruptcy Code of the United Sates; that no application for appointment of a receiver or trustee for all or a substantial part of Seller's property is pending; and that Seller has made no assignment for the benefit of creditors. Seller further warrants that Seller does not own, control or exercise dominion over, in any way whatsoever, the business of any Account Debtor and that the Account Debtor(s) is/are solvent to the best knowledge and information of Seller. Seller will not sell or factor accounts except to Catalyst for the period of this Agreement. All warranties made by Seller in this paragraph or elsewhere in this Agreement shall be deemed reaffirmed by Seller upon execution of each supplemental Schedule A hereto. Seller acknowledges that any known or reckless error or omission made by Seller in the representations and warranties made herein may subject Seller to civil and criminal penalties, in addition to civil liability.

12.         Reserve Payment Worksheet. Catalyst shall prepare and mail to Seller weekly Reserve Payment Worksheets (herein so called) showing aggregate outstanding Receivables as of the end of the applicable period, total collections during the period, debits and credits to: the Reserve Account, present balance of the Reserve Account and Discounts charged.

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13.         Disputes; No Assumption of Liability by Catalyst; Indemnification. Seller shall immediately notify Catalyst of the assertion by any Account Debtor of any Dispute. Seller has heretofore represented to Catalyst that no Receivable is subject to a Dispute. Therefore, Seller shall settle, at its own expense, all Disputes, subject to Catalyst's approval, but Catalyst shall have the right, in its discretion, to settle any Dispute directly with the Account Debtor involved upon such terms, as Catalyst may deem advisable and at Seller's expense. Seller specifically acknowledges and agrees that Catalyst is not assuming any liability or obligation of any kind to any Account Debtor or in any way relating to the Receivables. Seller hereby represents and warrants to Catalyst that no Receivable, or any invoice, credit application, bill, billing memorandum, correspondence, or any other documents relating to a Receivable contracts for or charge anything of value that constitutes interest in excess of the maximum non-usurious rate allowed to be charged such Account Debtor pursuant to applicable law. Seller acknowledges that Catalyst, as the owner of a Receivable, may be subject to a claim of usury by an Account Debtor in the event an invoice, credit application, bill, billing memorandum, correspondence or other document provides for the payment of interest or any other charge or fee which may deemed to be interest, which is in excess of the maximum non-usurious rate allowed by applicable law. In the event an Account Debtor raises a claim of usury in connection with a Receivable, such Receivable shall be deemed to be subject to a Dispute and subject to the charge-back provisions of this Agreement. Seller shall promptly indemnify and hold harmless Catalyst from and against any and all claims, causes of action, counterclaims and other liabilities and costs of any kind (including attorneys' fees incurred by Catalyst in connection therewith) that may be asserted against Catalyst by any Account Debtor or otherwise arising in connection with the Receivables, except as may be based on the acts or omissions of Catalyst.

14.         Books and Records. Seller agrees to permit Catalyst access to all books and records of Seller during normal business hours that relate to the Collateral.

15,         Taxes. All taxes and governmental charges imposed with respect to the sales of the related merchandise shall be charged to Seller, and Seller shall be liable for and responsible for all sales taxes and other taxes due in connection with any sale or rendering of services resulting in a Receivable.

18.         Termination. This Agreement shall become effective upon full execution hereof and shall continue in full force and in effect unless terminated by Seller as.to Receivables not yet purchased.by delivering written notice of termination to Catalyst. Catalyst may immediately terminate this Agreement as to future transactions, without notice and without cause within its sole discretion, and nothing contained in this Agreement shall constitute an agreement or commitment to purchase any accounts until such accounts have been approved by Catalyst and a supplemental .Schedule 'A" describing such Receivables has been executed by Catalyst and Seller. In the event Seller shall have breached any provision of this Agreement or any other agreement with Catalyst, or if this Agreement shall have been terminated, the Reserve Account and any other moneys, balances or credits otherwise due by Catalyst to the Seller may be retained and applied by Catalyst from time to time to reduce such obligations. The balance in the Reserve Account shall not be released to Seller unless all of Seller's obligations hereunder have been paid in full. Seller acknowledges that it has the obligation hereunder to sell to Catalyst only. Receivables that are free and clear of any Dispute. As provided in. Section 2(a) hereof, Catalyst has the right to charge the Reserve Account for any Receivables that are returned and charged-back to Seller as a result of a Dispute. Accordingly, in: the event any Receivable remains uncollected by Catalyst at the date of termination hereof, the Reserve Account shall not be released to Seller until such time as Catalyst has determined, in its sole discretion, that there are no uncollected Receivables subject to a Dispute. Likewise, the security interest granted to Catalyst by Seller pursuant to Section 8 hereof shall be released by Catalyst upon determination by Catalyst, in its sole discretion, that no uncollected Receivable is subject to a Dispute. Termination of this Agreement shall not affect the rights and obligations of the parties accruing with respect to prior transactions.

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17.         Waiver. Any failure by Catalyst to exercise any of its rights hereunder shall not be deemed to be a waiver by Catalyst of such or any other rights, nor in any manner impair the subsequent exercise of the same or any other right, and any waiver by Catalyst of any default shall not constitute a waiver of any subsequent default.

18.         Choice of Law. This Agreement shall be construed according to the laws of the State of Texas,

19.         Entire Agreement. This Agreement represents the entire Agreement between the parties, and may not be amended or modified except by written instrument executed by Catalyst and Seller. This Agreement supersedes and replaces any prior agreement among the parties, oral or written.

20.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors and assigns.

21.         Severability. If any provision of this Agreement shall, for any reason, be held to violate any applicable law, then the remaining portion of this Agreement shall remain in full force and effect.

22.         Headings, Construction, The headings contained in this Agreement are for reference purposes only and shall not modify or affect the terms of this Agreement in any manner.

23.         Saturday, Sunday, or Legal Holiday. If any day provided in this Agreement for the performance of any obligation should fall on a Saturday, Sunday or Legal Holiday, the compliance with such obligation or 'delivery shall be deemed acceptable on the next business day following such day.

24.         Notices. Any notice, demand or request permitted, required or desired to be given under this Agreement shall be in writing and shall be deemed effectively given when actually hand delivered or when sent by United States certified or registered mail, return receipt requested, postage prepaid, of sent by private, receipt carrier guaranteeing same-day or next-day delivery, addressed as follows:

If to Catalyst:	Catalyst Finance, LP.
1136 N. Kirkwood Rd.
Houston, Texas 77043

If to Seller:	International. Plant Services, L.L.C.
1602 Old Underwood Road La
Porte, Texas 77511

25.         Determination of Purchase Price. The Purchase Price of the Receivables has been determined by the Seller and represents the fair market value thereof, after due consideration has been given to the nature of the Receivable, the probability of prompt collection thereof, the credit worthiness of the Account Debtor, the payment history of the Account Debtor and other economical factors relative to the Receivables. Further, in arriving at the Purchase Price, consideration has been given to services rendered and services that will be rendered in the future by Catalyst in connection with the credit investigations of Account Debtors, supervising the ledgering of accounts purchased, supervising the collection of accounts purchased, and the assumption of certain credit risks. The parties hereto acknowledge that the purchase of the Receivables by Catalyst constitutes an outright conveyance by Seller to Catalyst. Nothing contained herein, nor any course of dealing in the future, shall be construed to be anything other than an outright purchase and sale of such Receivables. All rights, title and interest of the Seller have been conveyed to Catalyst and such transaction is not subject to a security interest in the Receivables and the Purchase Price paid to Seller by Catalyst constitutes consideration for the acquisition of the Receivables and under no 'circumstances shall be construed as .a loan and no consideration herein set forth is for the use, forbearance or detention of money. Nothing contained herein shall be construed as to require the payment of interest; however, should a court of competent jurisdiction rule that any consideration paid hereunder is in fact or in law to be treated as interest, in no event shall Seller be obligated to pay that interest at a rate in excess of the maximum amount permitted by law, and all agreements, conditions, or stipulations contained herein, if any, which may in any event or contingency whatsoever operate to bind, obligate, or compel Seller to pay a rate of interest exceeding the maximum rate of interest permitted by law shall be without binding force or effect at law or in equity to the extent only of the excess of interest over such maximum rate of interest permitted by law. Also in such event, Catalyst may "spread" all charges characterized as interest over the entire term of all transactions with Seller and will refund to Seller the excess of any payments made over the highest lawful rate. It is the intention of the parties hereto that in the construction and interpretation of this Agreement, the foregoing sentence shall be given precedence over any other agreement, condition, or stipulation herein contained which is in conflict with same.

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26.         Joint and Several Obligations. If more than one party is executing this Agreement as Seller, each party agrees that its obligations hereunder are joint and several, and that its obligations shall be not released, diminished, impaired or affected by the occurrence of any one or more of the following events, all of which may occur without notice to or consent of any other Seller:

(a)	Any release, partial release, subordination of loss of any security, guaranty or collateral and any time existing in connection with the obligations contained herein;

(b)	The death, insolvency, bankruptcy, disability or incapacity of any Seller, guarantor, or any other party now or hereafter obligated herein;

(c)	Any renewal, extension, and/or rearrangement of all of any portion of the obligations contained herein;

(d)	Any neglect, delay, omission, failure or refusal of Catalyst to take or prosecute any action for the collection of the obligations provided herein;

(e)	The unenforceability for any reason of all or any part of the obligations contained herein against any Seller, guarantor or other party:

(f)	The finding of any payment by any Seller to constitute a preference under bankruptcy or similar debtor relief law;

(g)	Any release or partial release of liability of any Seller, guarantor or other party; and

(h)	Any other action that might impair rights in the nature of contribution or subrogation that any Seller might otherwise have.

27.         Texas Law to Apply Venue. This Agreement has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America. For purposes of any suit relating to this Agreement, Catalyst and Seller submit themselves to the jurisdiction of any county sitting in the State of Texas and further agree that venue in any suit arising out of this :Agreement of any venue shall be fixed in Harris County, Texas. Final judgment in any suit shall be conclusive and may be enforced in any jurisdiction within or outside-the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of such liability.

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28.         No Obligation to Purchase Further Receivables. Seller specifically acknowledges and agrees that, anything herein to the contrary notwithstanding, Catalyst has the right to approve or reject any or all future accounts receivable proposed for sale under this Agreement IN ITS SOLE DISCRETION, and no course of conduct or prior course of dealing shall establish any commitment, obligation or agreement to purchase future accounts receivable.

EXECUTED on the date of May 1, 2014

SELLER:

International Plant Services, L.L.C.

By:	/s/ Rilene Burgess

Name:	Rilene Burgess

Title:	President/CEO

BUYER:

Catalyst Finance, L.P.

By:

Name:	Keary Barnes

Title:	Senior Vice President

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CERTIFIED RESOLUTIONS

“RESOLVED, that the agreement dated May 1, 2014, between this company and Catalyst Finance, L.P. and all other agreements and documents connected therewith be, and the same hereby are, approved on the terms and conditions as set forth therein;

“RESOLVED, that any officer of this company be, and he/she hereby is authorized and directed to enter into said agreement and all other agreements and documents connected therewith and to execute the same for and on behalf of this company of the terms and conditions set forth therein;

“RESOLVED, that any officer of this company be, and he/she is authorized and directed to negotiate, agree upon, execute and deliver, from time to time, in the name of, and on behalf of, this company, such agreements, amendments and COPY supplements to said agreement or any other agreement or document connected therewith, documents, instruments, certificates, notices and further assurances, and to perform any and all such acts and things as may be required by Catalyst Finance, L.P. in connection with said agreement or any other agreement or document connected therewith, or may to him/her seem necessary or proper to implement and effect complete consummation of said agreement or any other agreement or document connected therewith in all respects and the purposes set forth in these resolutions;

“RESOLVED, that these regulations shall remain in full force and effect until written notice of their amendment or repeal shall be received by Catalyst Finance, L.P. and until all indebtedness and obligations arising out of said agreement and all other agreements and documents connected therewith shall have been paid and satisfied in full.”

The undersigned, _____________ as the duly appointed secretary of International Plant Services, L.L.C. does hereby certify that the foregoing is a true and correct copy of the resolutions duly adopted at a meeting of the Board of Directors of International Plant Services, L.L.C. duly called, noticed and held on or before May 1, 2014, at which meeting there was at all times present and acting a 100% quorum of the members of said Board; or represents the unanimous written consent of said Directors; that said resolutions are in full force and effect and that the following is a true and correct list of present officers of the organization:

International Plant Services, L.L.C.

President/CEO:	/s/ Rilene Burgess
Rilene Burgess

CFO/Secretary:	/s/ Maylene Santiago
Maylene Santiago

Date:	May 1, 2014

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GUARANTY AGREEMENT

WHEREAS, International Plant Services, L.L.C. with offices at 1602 Old Underwood Road, La Porte, Texas 77511 (hereinafter 'Seller), contemplates entering into a Purchase and Sale Agreement (the "Agreement") with CATALYST FINANCE, L.P, (hereinafter "Purchaser"), pursuant to which Seller will incur certain obligations to Purchaser; and

WHEREAS, the undersigned individuals (hereinafter whether one or more, "Guarantor"), in consideration of and to induce Purchaser to enter into the Agreement with Seller, have and do hereby guarantee the payment of all obligations of Seller to Purchaser to the extent herein and hereafter stated;

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS: That in consideration of the premises:

1.          Guarantor, and each of them, unconditionally guarantees the prompt payment to Purchaser, its successors and assigns, of all amounts owing by Seller to Purchaser with respect to the Agreement together with any and all amendments or modifications thereof, whether with or without notice to Guarantor, together with such interest as may accrue pursuant to the Agreement on amounts outstanding under the Agreement, according to its tenor and effect, and reasonable attorney's fees and other expenses if such claim, demand or indebtedness be placed with an attorney for collection, or if collected through the probate or bankruptcy, court, receivership proceedings or any proceeding in federal court, and reorganization in any federal court proceeding, or suit, or suits. The obligations described in this paragraph 1 are herein referred to as the 'Obligations".

2.          This guaranty is an absolute, complete and continuing one, and no notice of the Obligations need be given to the Guarantor. Seller and Purchaser may rearrange, amend, and/or modify the Obligations without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on such Obligations. The Guarantor hereby expressly waives presentment, demand, protest and notice of protest and dishonor on any and all forms of such part of Purchaser being conclusively presumed by its request for this guaranty and delivery of the same to it,

3,          Guarantor authorizes Purchaser, without notice or demand and without affecting its liability hereunder, to take and hold security for the payment of this guaranty and/or the Obligations guaranteed, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as Purchaser in its discretion may determine; and to obtain a guaranty of the Obligations from any one or more other persons, corporations or entities whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other persons, corporations or entities from their obligations under such guaranties.

4.          Guarantor waives any right to require Purchaser to (a) proceed against the Seller, (b) proceed against or exhaust any security held from the Seller, or (c) pursue any other remedy in Purchaser's power whatsoever. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Seller or any other guarantor of the Obligations, and shall remain liable hereon regardless of whether Seller or any other guarantor be found not liable. hereon forany reason. Until all the Obligations shall have been paid in full, Guarantor shall have no right of subrogation, and waives any right to 'enforce any remedy which Purchaser now has or may hereafter have against Seller, and waives any benefit of and any right to participate in any security now or hereafter held by Purchaser. Guarantor expressly waives all rights, if any, which Guarantor may have under Texas Business and Commerce Code Section 34.02.

5.          Guarantor will within five (5) days from date of notice from Purchaser of Seller's failure to pay any of the Obligations when due, pay to Purchaser the amount due and unpaid by said Seller. The failure of Purchaser to give notice shall not in any way release Guarantor hereunder.

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6.          It is expressly agreed that the liability of Guarantor for the payment of the Obligations secured hereby shall be primary and not secondary.

7.          In all instances herein, the singular shall be construed to include the plural and the masculine to include the feminine.

8.          This guaranty is and shall be in eve!), particular available to the successors and assigns of Purchaser and is and shall always be fully binding upon the heirs, administrators, successors and assigns of Guarantor.

WITNESS THE EXECUTION HEREOF, this day May 1, 2014

/s/ Rilene Burgess
Rilene Burgess – President/CEO On Behalf Of
Texas Gulf Energy, Incorporated
1602 Old Underwood Road
La Porte, TX 77571

/s/ Maylene Santiago
Maylene Santiago- CFO/Secretary/Treasurer On Behalf Of
Texas Gulf Energy, Incorporated
1602 Old Underwood Road
La Porte, TX 77571

/s/ Karim Ayed
Karim Ayed – Chairman of the Board On Behalf Of
Texas Gulf Energy, Incorporated
1602 Old Underwood Road
La Porte, Texas 77571

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BILL OF SALE

STATE OF TEXAS	§
§ KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS	§

THAT International Plant Services, L.L.C. (“Seller”) has sold, transferred and conveyed unto, and hereby does sell, transfer and convey, unto CATALYST FINANCE, L.P. (“Catalyst”), a Texas Limited Partnership, the claims receivable, accounts receivable and other forms of rights to payment described on Schedule “A” attached hereto and hereby incorporated (the “Receivables”). This Bill of Sale is executed in connection with that certain Purchase and Sale Agreement dated MAY 1, 2014, between Seller and Catalyst, the terms of which are hereby incorporated herein in full.

Executed on this day May 1, 2014.

“SELLER”:	International Plant Services, L.L.C.

By:	/s/ Rilene Burgess
Name:	Rilene Burgess
President/CEO

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REPURCHASE AGREEMENT

This Agreement is made this day May 1, 2014, by and between International Plant Services, L.L.C. ("Seller") and Catalyst Finance, L.P. ("Catalyst").

WHEREAS, Catalyst and Seller have entered into a Purchase and Sale Agreement ("Agreement"), a copy of which is attached hereto; and

WHEREAS, the Agreement contains provisions allowing Catalyst to contact customers of Seller regarding credit, collection of delinquent accounts, quality of work performed by Seller, etc.; and

WHEREAS, the Agreement also provides that Catalyst is not obligated to purchase or accept any account or claim from Seller and that Catalyst may purchase only those accounts which it chooses at its sole discretion; and

WHEREAS, Seller has a personal relationship with its customers and will permit Catalyst to contact customers for any reason (including collection of delinquent accounts); and

WHEREAS, Seller knows that some customer accounts that may be purchased by Catalyst pay promptly in less than ninety (90) days;

NOW, THEREFORE, in consideration of the premises, of the mutual covenants, agreements, undertakings and forbearances hereinafter set out and of the financial accommodations to be afforded Seller by Catalyst under the Agreement, Seller and Catalyst agree as follows:

1.          Catalyst may order credit reports of customers but will primarily rely on Seller to check the credit. Likewise, Catalyst will not ordinarily contact the customers of the Seller for collection unless there is a breach or default in this Repurchase Agreement or in the Agreement between Catalyst and Seller. Catalyst may, from time to time, verify outstanding accounts.

2.          Catalyst will be more lenient and will accept for factoring some accounts of Seller that may not meet the exact credit requirements of Catalyst. Catalyst retains the right to accept or reject any account.

3.          Catalyst will pay to Seller an agreed percentage of the total accounts as defined in the Purchase and Sale Agreement ("Agreement') executed by and between Catalyst and Seller.

4.          Upon request by Catalyst, Seller will purchase and buy from Catalyst any account which Catalyst has purchased from Seller and which has not been paid within 90 days after the date of the invoice and/or claim. Seller agrees to pay and Catalyst agrees to accept 90.00 cents for each $1,00, of the gross invoice amount. Seller will pay said amount to Catalyst within ten (10) working days of notification by Catalyst that payment is due on a particular date.

5.          If Company fails to pay Catalyst for an account, claim or invoice as provided for in paragraph 4 herein, Catalyst may withhold payment to Seller of any amounts due under paragraph 3 herein until said obligation to Catalyst is paid in full and/or Catalyst may offset any amounts due from Seller against amounts due to Seller and/or Catalyst may avail itself of any other remedies provided in the Agreement or by law.

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6.          This Repurchase Agreement shall not operate as a modification or amendment of any of the terms and provisions of the Agreement or of the Continuing Guaranty and Waiver executed in connection therewith, nor as a waiver of any of Catalyst's rights and remedies thereunder.

EXECUTED on May 1, 2014

International Plant Services, L.L.C.

By:	/s/ Rilene Burgess
Rilene Burgess
President/CEO

Catalyst Finance, L.P.

By:
Keary Barnes
Senior Vice President

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SPECIAL POWER OF ATTORNEY

STATE OF TEXAS	§
§ KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS	§

That the undersigned, a Texas Company, has made, constituted and appointed and by these presents does make, constitute and appoint, CATALYST FINANCE, L.P., a Texas Limited Partnership (“Agent”), its true and lawful agent and attorney-in-fact for the corporation and in its name, place and stead to open, cash, endorse and otherwise transfer and collect all checks and other forms of payment tendered in payment of accounts receivable and other obligations purchased by Agent from the undersigned pursuant to a certain Purchase and Sale Agreement between Agent and undersigned May 1, 2014, as it may be renewed, extended, amended or modified. The undersigned intends hereby to vest in Agent the power of attorney to be exercised in its sole discretion fully and to do all intents and purposes as the undersigned might or could do if it were personally present. Agent, as used herein, shall mean all officers or employees of Agent duly authorized by Agent and acting on behalf of Agent.

This special power of attorney and the powers hereby granted may be revoked only upon both (i) termination of the above described Purchase and Sale Agreement and final collection by Agent of all receivables and/or claims purchased thereunder, and (ii) execution by the undersigned of a notice of revocation and recordation of the same in the office of the County Clerk of Harris County, Texas. It is the intention of the undersigned that every person or entity with Agent shall be entitled to rely on the provisions of this paragraph in determining whether or not this special power of attorney has been revoked, and those dealing with Agent are entitled to rely upon the terms and provisions of this paragraph.

Agent shall not be liable for anything, which he may do or refrain from doing in connection herewith, except for his own gross negligence or willful misconduct. Agent shall be protected in acting upon any notice, request, waiver, consent or other document delivered by the undersigned, which Agent believes in good faith to be genuine. The undersigned agrees to indemnify and hold harmless Agent against any and all claims, actions, demands, losses, costs and expenses as a result of any claim or legal proceeding relating to the performance or non-performance of any act by Agent hereunder, provided that Agent has not acted or failed to act in good faith or with gross negligence or willful misconduct.

This special power of attorney is coupled with an interest as reflected in the terms of the Purchase and Sale Agreement.

SELLER:	International Plant Services, L.L.C.

Name:
	/s/ Rilene Burgess	Date: May 1, 2014
Rilene Burgess

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THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on this day, May 1, 2014, by Rilene Burgess of International Plant Services, L.L.C. for and on behalf of said Company.

/s/ Maylene Santiago
Notary Public in the State of Texas

My Commission Expires:	3/12/18	Printed Name of Notary:	Maylene Santiago

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CATALYST FINANCE, L.P.

Account Receivable Purchase – Schedule A

CLIENT: International Plant Services, L.L.C.

Schedule # _______ of __________

FACTOR DATE: _____________________	Page __________ of __________

Invoice #	Company Name	Company Tel. #	Amount

Total Purchases – this page __________________
Total Purchases – All pages __________________

The undersigned (“Seller”) hereby sells, assigns and transfers all of its rights, title and interests in the accounts receivable (“receivables”) listed above on this document to Catalyst Finance, L.P. Pursuant to that certain PURCHASE AND SALE AGREEMENT between the parties dated May 1, 2014, the terms, conditions and provision of which are incorporated herein by this reference with the same force and effect as if they were fully set forth herein. All representations and warranties of Seller contained therein are true, correct and complete in all respects as of the date hereof. This document is a “Schedule A” to the PURCHASE AND SALE AGREEMENT. Seller represents that true and correct copies of all invoices for the receivables are attached hereto.

FOR OFFICE USE ONLY:
SELLER: International Plant Services, L.L.C.
Date received: ______________

By: ___/s/ Rilene Burgess______	Time received: _______________
Title: ____CEO-President________	Verified by: _______________
Date: ____5/1/2014_____________
Funding instructions: ____________________	Date Funded: __________________
_____________________________________
_____________________________________	Amount Funded: __________________

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UCC-1

FINANCING STATEMENT

THIS INSTRUMENT IS PREPARED AS, AND IS INTENDED TO BE, A FINANCING STATEMENT FOR FILING PURSUANT TO AND COMPLYING WITH THE FORMAL REQUISITES AS SET FORTH IN THE TEXAS BUSINESS AND COMMERCE CODE, ARTICLE 9 (ALSO KNOWN AS THE TEXAS UNIFORM COMMERCIAL CODE-SECURED TRANSACTIONS), AND IN PARTICULAR SECTION 9.402 THEREOF.

DEBTOR'S NAME AND ADDRESS:

Entity Type: Organization	International Plant Services, L.L.C.
Entity Location: Texas	1602 Old Underwood Road

Entity 1.D. #:	La Porte, Texas 77511

SECURED PARTY NAME AND ADDRESS:

CATALYST FINANCE, L.P.

1136 N. Kirkwood Rd.
Houston, Texas 77043 ATTN:
GLEN SHEPARD

THIS FINANCING STATEMENT COVERS THE FOLLOWING TYPES (OR ITEMS) OF PROPERTY AND INTERESTS, WHETHER NOW OWNED OR HEREAFTER ACQUIRED BY DEBTOR:

(A)	All accounts receivable, contract rights and general intangibles as they relate to such accounts owned by Debtor, whether liquidated or unliquidated.
(B)	The balance of any deposit accounts, reserve accounts, credit balances or other reserves of any kind maintained by Debtor with or by Secured Party for the benefit of Debtor.
(C)	All present and future account receivables, general intangibles, chattel paper, documents, instruments, cash and non-cash proceeds, judgments, claims, rights to payment, lawsuits and other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against any other person or entity with respect to, all or any part of the Collateral.
(D)	The Reserve Account.
(E)	All present and future security for the payment to Debtor of any of the Collateral and goods, which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby.
(F)	Proceeds and products of any of the foregoing, in any form.
(G)	All furniture, fixtures, inventory, and equipment now owned and hereafter acquired.

DEBTOR HAS SOLD AND ABSOLUTELY CONVEYED SOME OR ALL OF THE ABOVE DESCRIBED PROPERTY AND OTHER INTERESTS TO SECURED PARTY. OWNERSHIP WHICH IS VESTED IN SECURED PARTY HAS GRANTED TO SECURED PARTY A SECURITY INTEREST IN SUCH PROPERTY AND OTHER INTERESTS TO THE EXTENT OF ANY FORM OF OWNERSHIP INTEREST WHICH DEBTOR MAY NOW OR HEREAFTER HAVE OR ACQUIRE. PRODUCTS OF COLLATERAL ARE ALSO COVERED.

DEBTOR:		SECURED PARTY:
International Plant Services, L.L.C.		Catalyst Finance, L.P.

By:	/s/ Rilene Burgess	By:	Glen Shepard
Title:	President/CEO	Title:	President
Date:	May 1, 2014	Date:	May 1, 2014

RETURN	CATALYST FINANCE, L.P.
COPY	1136 N. Kirkwood Rd.
TO:	Houston, Texas 77043

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VALIDITY GUARANTY

This VALIDITY GUARANTY (the "Guaranty") is made as of May 1, 2014, by International Plant Services, L.L.C. individual whose address is 1602 Old Underwood Road, La Porte, Texas 77571 (the "Guarantor") in favor of Catalyst Finance, L.P., having an office at 1136 N. Kirkwood Rd, Houston, Texas, 77043 (the "Purchaser").

BACKGROUND

1.          As of the date of this Guaranty, International Plant Services, L.L.C., a Texas organization ("Seller") and Purchaser have entered into a Purchase and Sale Agreement, along with ancillary agreements (jointly referred to as the "Agreement").

2.          Pursuant to the Agreement, Purchaser has agreed to purchase accounts receivable, claims and other rights of payment from Seller, conditioned upon the Guarantor's agreement to execute and deliver this Guaranty to the Purchaser.

3.          The Guarantor is an Officer/Director of the Seller.

4.          The Guarantor has independently determined that execution, delivery, and performance of this Guaranty will directly benefit the Guarantor and are within the best interests of the Guarantor.

NOW, THEREFORE, in consideration of these background recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Guarantor and the Purchaser agree as follows:

Section A.           Reference to Agreement.

1.          Reference is hereby made to the Agreement for a statement of the terms and conditions thereof.

2.          All capitalized terms utilized in this Guaranty which are defined in the Agreement and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

Section B.           Guaranty of Validity.

1.          The Guarantor hereby represents, warrants, covenants, and guarantees as follows:

(a)          As to each Receivable now existing or hereafter arising:

(i)          Such Receivable is genuine and enforceable in accordance with its terms and represents an undisputed and bona fide indebtedness owing to the Seller by the account debtor obligated thereon.

(ii)         There are no known defenses, setoffs, or counterclaims against such Receivable.

(iii)        No payment has been received on such Receivable, and such Receivable is not subject to any credit or extension or agreements therefore unless written notice specifying such payment, credit, extension, or agreement is delivered to the Purchaser.

(iv)        Each copy of each invoice with respect to such Receivable is a true and genuine copy of the original invoice sent to the Account Debtor named therein and accurately evidences the transaction from which such Receivable arose, and the date payment is due as stated on each such invoice or computed based on the information set forth on each such invoice is correct.

(v)         All chattel paper, and all promissory notes, drafts, trade acceptances, and other instruments for the payment of money relating to or evidencing such Receivable, and each endorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligation of all parties thereto, and the date or dates stated on all such items as the date on which payment in whole or in part is due is correct.

(vi)        All goods and services described in each invoice evidencing such Receivable has been delivered to, or performed for, the Account Debtor named in such invoice or placed for such delivery in the possession of a carrier not owned or controlled directly or indirectly by the Seller, and is true and genuine.

(b)          All proceeds of Receivables required by the terms and conditions of the Agreement to be held by the Seller in trust for the Purchaser or as property of the Purchaser or to be remitted to the Purchaser will be delivered to the Purchaser in the identical form as received by the Seller, or as otherwise requested by the Purchaser, immediately upon receipt but no later than the first business day following receipt thereof by the Seller, and the Seller shall not use any of such proceeds or commingle such proceeds with any of its own funds.

2.          Upon breach of any of the covenants, warranties, representations, or guarantees contained in this Guaranty pertaining to the Receivables and Collateral, the Guarantor shall indemnify, save, and hold the Purchaser harmless from and against any loss or damage suffered by the Purchaser as a result of any such breach, and for all fees, costs, and expenses incurred in connection therewith, including, without limitation, attorneys' fees and expenses incurred by the Purchaser in retaining any counsel for advice, suit, or appeal, or for any bankruptcy, insolvency, or similar proceeding under the Federal Bankruptcy Code or otherwise.

Section C.           Notice of Inaccuracies.

The Guarantor shall immediately inform the Purchaser in writing if he believes that any schedule of Receivables or Collateral, or any other schedule, report, or writing delivered by the Seller to the Purchaser pursuant to the terms and conditions of the Agreement, is not true and accurate in all respects as and when submitted, including, without limitation, quantities, identification of items of inventory, and net cost and sales price thereof.

Section D.           Nature of Guaranty: Termination.

1.          This Guaranty is a continuing guaranty of the validity of the Receivable and Collateral, as provided herein, independent of and in addition to any other guaranty, endorsement, surety agreement, collateral, or other agreement held by the Purchaser, whether executed or granted by the Guarantor or otherwise. Liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and the Guarantor waives any defenses which may otherwise arise as a result of, any of the following:

(a)          any lack of validity or enforceability of any document, agreement, or writing creating or evidencing any obligation of the Seller, including, without limitation, the lack of validity or enforceability of all or any portion of any lien or security interest securing all or any part of such obligations; and

(b)          any non-perfection of any lien on or security interest in the Collateral or any collateral securing all or any part of the obligations of the Seller to the Purchaser under the Agreement or this Guaranty, or any failure by the Purchaser to protect, preserve, or insure the Collateral or any collateral securing all or any part of such obligations or this Guaranty.

2.          This Guaranty shall not be affected, impaired, or diminished by the failure of any verification or examination of the Receivables, the other Collateral, or books of the Seller to disclose any irregularities of wrongdoings of the Seller. It is further understood and agreed that the Purchaser shall not be chargeable for, nor shall the Guarantor be relieved from liability hereunder, because of any negligence, mistake, act, or omission of any accountant, examiner, agent, or attorney employed by the Purchaser in making examinations, investigations, collections, or otherwise.

3.          The Guarantor shall pay and perform his obligations under this Guaranty upon demand, without requiring any proceedings to be taken against the Seller, any debtor, or any security.

4.          This Guaranty shall remain in full force and effect until all of the obligations of the Seller to the Purchaser and all other fees, costs, and expenses payable by the Seller to the Purchaser have been paid or performed in full and the Purchaser has no further obligations or commitments to the Seller to advance funds under the Agreement or otherwise. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of such obligations is rescinded, voided, or rendered void or voidable as a preferential transfer, impermissible set-off, or fraudulent conveyance or must otherwise be returned or disgorged by the Purchaser, as if such rescinded, avoided, voided, or voidable payment had not been made.

Section E.           Waivers of the Guarantor.

The Guarantor hereby agrees that the Guarantor shall not have, and hereby expressly waives forever:

1.          any benefit of, and any right to participate in, the Collateral or any collateral securing all or any part of the obligations of the Seller to the Purchaser under the Agreement or this Guaranty or any payment made to the Purchaser or collection by the Purchaser from the Seller;

2.          any right to require promptness and diligence on the part of the Purchaser;

3.          any right to receive notices, including, without limitation, notice of the acceptance of this Guaranty or the acceptance of all papers, documents, instruments, assignments, schedules of Receivables, inventory, equipment, the incurrence of any obligations by the Seller to the Purchaser, notice of any action taken by the Purchaser, notice of default, notice of the Purchaser's intent to accelerate the Indebtedness or any part thereof, notice of such acceleration, notice of the intended disposition of the Collateral or any collateral securing all or any part of the obligations of the Seller to the Purchaser, notice of nonpayment, partial payment, presentment, demand, protest and all other notices to which the Guarantor might otherwise be entitled; and

4.          any right to contest any of the procedures or actions taken by the Purchaser with respect to the Collateral or any collateral securing all or any part of the obligations of the Seller to the Purchaser, pursuant to Section 9-610(b) of the Uniform Commercial Code or otherwise.

Section F.           Miscellaneous.

1.          No modification, rescission, waiver, release, or amendment of any provision of this Guaranty shall be made, except by a written agreement signed by the Guarantor and a duly authorized officer of the Purchaser.

2.          "Seller" and "Guarantor" as used in this Guaranty shall include, respectively:

(a)          as to the Seller, any successor, individual, association, partnership, or corporation to which all or a substantial part of the business or assets of the Seller shall have been transferred or any other corporation into which the Seller (if the Seller is a corporation) shall have been merged, consolidated, reorganized, or absorbed; and

(b)          as to the Guarantor, any heir, executor, administrator, personal representative or successor of the Guarantor except that the Guarantor shall not have the right to assign its obligations hereunder or any interest herein.

3.          "Purchaser" shall include the successors and assigns of the Purchaser.

4.          The rights and benefits of the Purchaser hereunder shall, if the Purchaser so agrees, inure to any party acquiring any interest in the Indebtedness or any part thereof.

5.          No course of dealing between the Seller or the Guarantor and the Purchaser, and no delay or omission by the Purchaser in exercising any right or remedy hereunder or under the Agreement shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of the Purchaser are cumulative.

6.          Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

7.          The provisions of this Guaranty are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Guaranty is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable not render prohibited or unenforceable such provision in any other jurisdiction.

8.          THIS GUARANTY AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF TEXAS.

9.          GUARANTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS GUARANTY IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES GUARANTOR'S RIGHTS TO NOTICE AND HEARING UNDER THE TEXAS GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PURCHASER MAY DESIRE TO USE, AND FURTHER WAIVES GUARANTOR'S RIGHTS TO REQUEST THAT THE PURCHASER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT GUARANTOR AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE PURCHASER. GUARANTOR HEREBY FURTHER EXPRESSLY WAIVES DILIGENCE, DEMAND, PRESENTMENT, PROTEST, NOTICE OF NONPAYMENT OR PROTEST, NOTICE OF THE ACCEPTANCE OF THIS GUARANTY, NOTICE OF ANY RENEWALS OR EXTENSIONS OF THE NOTE AND OF ANY ACCOMMODATIONS MADE OR EXTENSIONS OR OTHER FINANCIAL ACCOMMODATIONS GRANTED TO SELLER OR OTHER ACTION TAKEN IN RELIANCE HEREON AND ALL OTHER DEMANDS AND NOTICES OF ANY DESCRIPTION IN CONNECTION WITH THIS GUARANTY, ANY OF THE LIABILITIES OR OTHERWISE, AND ALL RIGHTS UNDER ANY STATUTE OF LIMITATIONS.

10.         This Guaranty may be executed in any number of counterparts and by the Purchaser and the Guarantor on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same Guaranty.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by a duly authorized individual(s), s of the date first above written.

/s/ Rilene Burgess
Rilene Burgess

/s/ Maylene Santiago
Maylene Santiago

/s/ Karim Ayed
Karim Ayed

Joseph Ghantous